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                                                                      EXHIBIT 23

                          PricewaterhouseCoopers LLP
                             Chartered Accountants
                             145 King Street West
                                Toronto Ontario
                                Canada M5H 1V8
                          Telephone +1 (416) 869 1130
                          Facsimile +1 (416) 863 0926


March 30, 1999



Consent of Independent Chartered Accountants


We hereby consent to the incorporation in the Imax Corporation Annual Report ("Annual Report") on Form 10-K for the fiscal year ended December 31, 1998, of our Auditors' Report to Shareholders (the "Report") dated February 9, 1999, which appears on page 31 of the Annual Report.

We further consent to the incorporation by reference of our Report in the following registration statements: Registration Statement on Form S-8
(No. 333-2076); Registration Statement on Form S-8 (No. 333-5720); Post-Effective Amendment No. 1 to Form S-8 (No. 333-5720), Amendment No. 1 to Form F-3 (333-5212); and Amendment No. 1 to Form F-10 (No. 333-9670).


Chartered Accountants
Toronto, Ontario